ASSET SALE AGREEMENT
                              --------------------

THIS AGREEMENT is made and entered into this 29th day of September, 2005, among Gift Liquidators, Inc., an Oklahoma corporation (hereinafter referred to as the "Seller") and Laid Back Enterprises Corp., an Oklahoma corporation (hereinafter referred to as the "Buyer").

WHEREAS, Seller is the owner of certain liquidation inventory purchased over the last several years from Buyer; and

WHEREAS, Seller desires to sell and Buyer desires to purchase all of the inventory in exchange for the cancellation of the indebtedness due Buyer from Seller and upon the terms and conditions contained herein; and

WHEREAS, Seller has performed a present value calculation of the complete and immediate sales value of the inventory taking into account the stale nature of the inventory, the time in which the Seller estimates that the inventory will take to sell and discounting the same to a present value, and following such determination, Seller and Buyer agree that the present value of the inventory does not exceed the amount of the indebtedness owned by Seller to Buyer;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer and Buyer agrees to purchase from the Seller all of Seller's inventory and miscellaneous other assets listed on Exhibit "A" attached hereto and made a part hereof (the "Assets").

2. Purchase Price and Delivery. The total purchase price shall be the cancellation of the indebtedness due from Seller to Buyer in the amount of $50,485.

3. Closing. Closing shall occur on September 29, 2005, effective August 31, 2005, at the offices of Seller's attorneys at 3033 N.W. 63rd Street, Suite 200, Oklahoma City, Oklahoma at 10:00 a.m. unless a different date or time is agreed to by the parties in writing in advance. Failure to close on said date or on any extension date agreed to in writing by the parties shall terminate this Agreement.

4. Termination of Agreements. Effective at Closing, the parties agree that the Administrative Services Agreement and the Tax Sharing Agreement entered into between the parties December 20, 2002 are terminated and will be of no further force or effect and each party releases the other from any and all liability and responsibility under the same.

5. Representations and Warranties of Seller. The Seller represents and warrants to the Buyer that:

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(a) Ownership of Seller's Assets. The Seller is the exclusive owner of the
Assets. The Seller possesses good title to the Assets and own the Assets free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind. The Seller has the absolute and unconditional right to sell, assign, transfer and deliver the Assets to the Buyer in accordance with the terms of this Agreement.

(b) Validity of Agreement. The Seller has the legal capacity and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of the Seller and is fully enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

(c) Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated by this Agreement will not: (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute, ordinance, rule or regulation (hereinafter collectively referred to as "Laws") of any federal, state or local government (hereinafter collectively referred to as "Governments") or any agency, bureau, commission or instrumentality of any Governments (hereinafter collectively referred to as "Governmental Agencies"), or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Assets are bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of the Seller's obligations under, or result in the creation of any claim security interest, lien, charge, or encumbrance upon any of the Assets pursuant to, (i) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract or other instrument or agreement to which the Seller is party or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Seller or any of the Assets are bound.

(d) Legal Proceedings. There is no action, suit, proceeding, claim, arbitration or investigation by any Government, Governmental Agency or other Person (a) pending or threatened to which the Assets are subject, (b) challenging the Seller's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (c) asserting any right with respect to any of the Seller's Assets and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

(e) No Brokerage. The Seller has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or the like in connection with this Agreement or the transactions contemplated hereby.
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6. Representation and Warranties of Buyer. The Buyer represents and warrants to
Seller that:

(a) Inspection of Assets Complete. The Buyer has prior to signing this Agreement, physically inspected the Assets location as listed in Exhibits "A" and acknowledges the accuracy of said list.

(b) Condition of Assets. The Assets being transferred hereby as listed on Exhibits "A" are being purchased in an "as is" condition.

(c) Validity of Agreement. The Buyer has the legal capacity and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of the Buyer and is fully enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

(d) No Brokerage. The Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or the like in connection with this Agreement or the transactions contemplated hereby.

7. Severability. The agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by a court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

8. Amendment and Modifications. This Agreement may be amended or modified only by writing, executed and delivered by the parties hereto.

9. Notices. Any notice under this Agreement shall be given in writing to the party to whom the notice is addressed, personally or by certified mail, return receipt requested, or by private carrier, at the addresses as may hereafter by furnished in writing by any party hereto. Receipt of any notice sent pursuant to this paragraph shall be the date of personal delivery of such notice or, if mailed, three (3) business days after mailing of such notice, or if by private carrier, one (1) business day after sending of such notice, provided such delivery or mailing is in accordance with the terms of this paragraph.

10. Captions. All captions contained herein are for convenience of reference only and shall not affect the meaning, substance or construction of any of the provisions or terms hereof.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes of this Agreement, be deemed an original, but all of which shall constitute one and the same agreement.

12. Binding Effect. This Agreement shall be binding upon, and shall inure to the

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benefit of, the respective parties hereto, their successors, legal representatives, heirs and, to the extent herein permitted, assigns.

13. Governing Law. This Agreement and any performance hereunder shall be construed and enforced in accordance with, and governed by, the internal laws (as opposed to the conflicts of laws provision) of the State of Oklahoma.

14. Time. Time is of the essence of this Agreement.

15. Amendment. Neither this Agreement or any term or provision hereof may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

         "SELLER":                  GIFT LIQUIDATORS, INC.



                                    By: /s/ Max Colclasure
                                    Max Colclaure, President



         "BUYER":                   LAID BACK ENTERPRISES CORP.



                                    By: /s/ Ronald Hurt
                                    Ronald Hurt, Vice President